AMENDMENT NO. 1

                                       TO

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]        Filed by Registrant.
[ ]        Filed by Party other than the Registrant

Check the appropriate box:
[X]        Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                          BLACK WARRIOR WIRELINE CORP.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment  of Filing Fee (check the appropriate box):
[X]      No fee required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(4) and 0-11.
         1) Title of each  class of  securities  to which  transaction  applies:
         _______________________________________________________________________
         2)  Aggregate  number  of  securities  to  which  transaction  applies:
         _______________________________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________
         4)  Proposed maximum aggregate value of transaction:  _________________
         5)  Total Fee Paid:  __________________________________________________
[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:  __________________________________________
         2)  Form, Schedule or Registration Statement Number:  _________________
         3)  Filing Party:  ____________________________________________________
         4)  Date Filed:  ______________________________________________________

                          Black Warrior Wireline Corp.
                             3748 Highway #45 North
                           Columbus, Mississippi 39701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  July 21, 1997

         Notice is hereby given that the Annual Meeting of Stockholders of Black Warrior Wireline Corp. (the "Company") will be held at the offices of the Company at 3748 Highway #45 North, Columbus, Mississippi 39701, on Monday, July 21, 1997, at 10:00AM local time, for the following purposes:


         1. To re-elect four (4) directors of the Company to hold office until the next Annual Meeting of Stockholders in 1998 and until their successors are elected and qualified;


         2. To consider and vote on a proposal to approve the adoption of the 1997 Omnibus Incentive Plan;

         3. To consider and vote on a proposal to approve the adoption of the 1997 Non-Employee Stock Option Plan;

         4. To consider and vote on a proposal to amend the Certificate of Incorporation of the Company to reduce the authorized shares of Common Stock, par value $.0005 per share, from 50,000,000 shares to 12,500,000 shares;

         5. To consider and vote on a proposal to amend the Company's Certificate of Incorporation to authorize the Company to issue up to 2,500,000 shares of Preferred Stock; and

         6. To transaction such other business as may properly come before the meeting, or any adjournments thereof.

         Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only stockholders of record at the close of business on May 28, 1997 are entitled to notice of and to vote at the Meeting.

         We hope that all of our Stockholders who can conveniently do so will attend the Meeting. Stockholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed Proxy and return same in the enclosed addressed envelope which requires no postage and is intended for your convenience.


Dated:  June 30, 1997                             John A. McNiff, Sr., Secretary

BLACK WARRIOR WIRELINE CORP.

Proxy Statement
Annual Meeting of Stockholders

         The enclosed Proxy is solicited by the Board of Directors of Black Warrior Wireline Corp. (the "Company"), from the holders of shares of Common Stock, $.0005 par value, to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of the Company at 3748 Highway #45 North, Columbus, Mississippi 39701, on Monday, July 21, 1997 at 10:00AM local time, and at any adjournments thereof.


         The only business which the Board of Directors intends to present or knows that others will present at the Meeting is (i) the re-election of four (4) Directors of the Company to hold office until the next Annual Meeting of Stockholders in 1998 and until their successors have been elected and qualified,
(ii) to consider and vote on a proposal to approve the adoption of the 1997 Omnibus Incentive Plan, (iii) to consider and vote on a proposal to approve the adoption of the 1997 Non-Employee Stock Option Plan, (iv) to consider and vote on a proposal to amend the Certificate of Incorporation of the Company to reduce the authorized shares of Common Stock from 50,000,000 shares to 12,500,000 shares, and (v) to consider and vote on a proposal to amend the Company's Certificate of Incorporation to authorize the Company to issue up to 2,500,000 shares of Preferred Stock. Management does not know of any other business to be brought before the Meeting, but it is intended that as to any other business, a vote may be cast pursuant to the Proxy in accordance with the judgment of the person or persons acting thereunder. Any Stockholder giving a Proxy has the power to revoke it at any time before the Proxy is voted by revoking it in writing, by executing a later dated Proxy, or appearing at the Meeting and voting in person. Any writing revoking a Proxy should be addressed to John A. McNiff, Sr., Secretary, at the address set forth below.


         The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Each of the other matters to be submitted to a vote of stockholders will require the affirmative vote of a majority of the votes cast at the Meeting on the proposal except that the proposals to amend the Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. With regard to the election of Directors, votes may be cast for or withheld from the nominees. Votes that are withheld will have no effect on the outcome of the election because the Directors will be elected by a plurality of votes cast.

         Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. However, abstentions on any of the Company's proposals will have no effect on the outcome of the vote on such proposal where the outcome requires the affirmative vote of a majority of votes cast at the Meeting and will have the effect of a vote against the proposals to amend the Company's Certificate of Incorporation.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors. Under applicable Delaware law, "broker non-votes" on any such proposal (where a broker submits a proxy but does not vote a customer's shares on such proposal) will be considered not entitled to vote on that proposal and thus will not be counted in determining the outcome of such vote. Likewise, where authority to vote for the election of Directors is withheld by a stockholder, such shares will not be counted in determining the outcome of such vote. Therefore, broker non-votes with respect to the election of Directors and stockholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Directors is withheld are counted in determining the existence of a quorum.

         Only Stockholders of record as of the close of business on May 28,1997 are entitled to notice of and to vote at the Meeting or any adjournments thereof. On such date, the Company had outstanding voting securities consisting of 2,185,216 shares of Common Stock, $.0005 par value, each of which shares is entitled to one vote.


         The Company's principal executive office address is 3748 Highway #45 North Columbus, Mississippi 39701, and the telephone number is (601) 329-1047. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's stockholders on or about June 30, 1997.

1.       ELECTION OF DIRECTORS


         At the Meeting, it is proposed to elect four (4) Directors to hold office until the next Annual Meeting of Stockholders in 1998, and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the four (4) nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute. Except for Mr. John L. Thompson, each nominee is presently a Director of the Company.

         The nominees for Director, and their ages, are as follows:

                  Name                                           Age

                  William L. Jenkins                              42
                  John A. McNiff, Sr.                             68
                  Michael Brod                                    51
                  John L. Thompson                                37



         William L. Jenkins has been President, Chief Operating Officer and a Director of the Company since March 1989. From 1973 until 1980, Mr. Jenkins held a variety of field engineering and training positions with Welex-A Halliburton Company, in the South and Southwest. From 1980 until March 1989, Mr. Jenkins worked with Triad Oil & Gas, Inc., as a consultant, providing services to a number of oil and gas companies. During that time, Mr. Jenkins was involved in the organization of a number of drilling and oil field service companies, including a predecessor of the Company, of which he served as Secretary/Treasurer until 1988. Mr. Jenkins has over twenty years' experience in the oil field service business. Mr. Jenkins is Mr. Thornton's brother-in-law.

         John A. McNiff, Sr., a Director and Secretary of the Company since 1991, has served as President and Chief Executive Officer, and is a Director of Pangaea Investment Consultants, Ltd., a Bermuda-based company engaged in providing financial consulting services and raising capital for emerging United States, Canadian and Mexican companies, since its inception in 1990. From 1981 to 1989, Mr. McNiff was chairman and chief executive officer of Wycombe, Ltd., and its subsidiaries, a broker/dealer firm, a syndicator and general partner of cable television investments and a syndicator and general partner of oil and gas investments. From 1970 to 1980, Mr. McNiff was a senior partner of the New York City law firm of Wagner, McNiff and Dimaio and therefter "of counsel" to the firm.

         Michael Brod was elected a Director of the Company in January 1997. Mr. Brod is a former Allied member of the New York Stock Exchange and former President of a member firm. He was employed in the corporate finance department of Dickinson & Company, Inc. from November 1995 to February 1997 and is currently engaged as a financial consultant to Swartwood & Co., a registered broker/dealer.


         John L. Thompson is a director and President of St. James Capital Corp., a Houston-based merchant banking firm. St. James Capital Corp. also serves as the General Partner of St. James Capital Partners L.P., an investment limited partnership specializing in merchant banking related investments.
Additionally, he is Chairman of the Board of Herlin Industries, Inc., a publicly-held holding company engaged in energy services and is a Director of Industrial Holldings, Inc., a publicly-held company. Prior to co-founding St. James, Mr. Thompson served as a Managing Director of Corporate Finance at Harris Webb & Garrison, a regional investment banking firm with a focus on mergers and acquisitions, financial restructuring and private placements of debt and equity issues. Mr. Thompson has been nominated for election to the Company's Board of Directors pursuant to the terms of a Purchase and Sale Agreement dated June 5, 1997 between the Company and St. James Capital Partners, L.P. See "Certain Transactions" for a description of the transaction.



Executive Officers

         The current executive officers of the Company are the following:

         Name                              Position

         William L. Jenkins                President and Chief Operating Officer
         Danny Ray Thornton                Vice-President/Operations
         Allen Neel                        Vice-President

         Mr. Jenkins' employment background is described above.

         Danny Ray Thornton is a Vice-President of the Company and has been employed by the Company since March 1989. From 1982 to March 1989, Mr. Thornton was the president and a principal stockholder of Black Warrior Mississippi, the Company's operational predecessor. Mr. Thornton has been engaged in the oil and gas services industry in various capacities since 1978. His principal duties with the Company include supervising and consulting on wireline and workover operations. Mr. Thornton is Mr. Jenkins' brother-in-law,

         Allen Neel, is a Vice-President of the Company and has been employed by the Company since August 1990. In 1981, Mr. Neel received his BS Degree in Petroleum Engineering from the University of Alabama. From 1981 to 1987, Mr. Neel worked in engineering and sales for Halliburton Services. From 1987 to 1989, he worked as a District Manager for Graves Well Drilling Co. When the Company acquired the assets of Graves in 1990, Mr. Neel assumed a position with the Company.

Executive Compensation - General

         The following table sets forth compensation paid or awarded to the Chief Executive Officer of the Company for all services rendered to the Company in each of the years 1996, 1995 and 1994. No executive officer received compensation exceeding $100,000 in any of those years.


                           Summary Compensation Table

                                       Annual Compensation                  Long-Term Compensation
                           --------------------------------------------- ------------------------------
                                                             Bonus/
        Name and                                             Annual       Securities      Long-Term       All Other
   Principal Position          Year           Salary        Incentive     Underlying      Incentive         Comp.
                                                              Award         Options        Payouts
-------------------------- -------------- --------------- -------------- -------------- --------------- --------------

William L. Jenkins,            1996          $95,000           -0-          100,000          -0-         $1,216 (1)
   President                   1995          $63,000           -0-            -0-            -0-             -0-
                               1994          $64,592           -0-            -0-            -0-             -0-

----------
(1) Includes the premiums paid by the Company on a $1,000,000 insurance policy on the life of Mr. Jenkins which names his wife as beneficiary and owner of the policy.

Option Grants In Year Ended December 31, 1996

         The  following   table  provides   information   with  respect  to  the
above-named executive officer regarding options granted to such person during the Company's year ended December 31, 1996.

                                                                                 Individual Grants
                                                                ----------------------------------------------------
                    Number of Securities  % of Total Options/
                      Underlying SARs/      SARs Granted to       Exercise or
                    Options Granted (#)       Employees in         Base Price                      Market Price on
       Name                                   Fiscal Year          ($/share)      Expiration Date   Date of Grant
------------------- --------------------- --------------------- ----------------- ---------------- -----------------

William Jenkins           100,000                 100%               $2.00        Sept. 13, 2006        $2.00

Stock Option Holdings

         The following table provides information with respect to the named executive officer regarding options held at December 31, 1996 (such officer did not exercise any option during the most recent fiscal year).

                                   Aggregate Option Exercises in 1996 and Option Values at December 31, 1996
                          --------------------------------------------------------------------------------------------
                                Number of Unexercised Options at              Value of Unexercised In-The-Money
                                        December 31, 1996                      Options at December 31, 1996 (1)
                          ---------------------------------------------- ---------------------------------------------
          Name                 Exercisable           Unexercisable            Exercisable          Unexercdisable
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

William L. Jenkins             100,000 (2)                -0-                  $100,000                  -0-

----------
(1)  Based on the  average  bid and  asked  prices on  February  28,  1997.
(2)  Exercisable at $2.00 per share.

         No options were granted, exercised or value realized in 1996 by the named executive officer.


                              Employment Agreements

         The Company has entered into an Employment Agreement, dated September 18, 1996, with William L. Jenkins, to serve as its President, Chief Executive Officer and a Director of the Company. The Employment Agreement, which terminates on September 30, 1999, provides for an annual base salary of $110,000, adjusted annually for inflation. Pursuant to the agreement, Mr.
Jenkins was granted a ten-year option to purchase 100,000 shares of the Company's common stock at an exercise price of $2.00 per share, the fair market value of the stock on September 13, 1996, the date the option was granted. In addition, provided the Company's operating results equal or exceed 85% of certain benchmark operating results agreed to by the Company and Mr. Jenkins, he will be granted as of the last day of the fiscal year to which such benchmark operating results relate a ten-year option to purchase an additional 50,000 shares of Common Stock for each year of the agreement exercisable at the closing bid price for the Company's Common Stock on the last business day of such year. With certain exceptions, the agreement restricts Mr. Jenkins from engaging in activities in competition with the Company during the term of his employment and, in the event Mr. Jenkins terminates the agreement prior to its termination date, for a period of 18 months thereafter and also in the event he terminates the agreement, from soliciting for employment any employee of the Company for a period of two years after termination.

         The Company has entered into two-year employment agreements terminating on January 31, 1998 with each of Danny Ray Thornton and Allen Neel, Vice-Presidents of the Company, pursuant to which they receive base compensation of $75,000 per year. On each anniversary date of the agreements, the Company and the employee agree to renegotiate the base salary taking into account the rate of inflation, overall profitability and the cash position of the Company, the performance and profitability of the areas for which the employee is responsible and other factors. The agreements contain restrictions on such persons engaging in activities in competition with the Company during the term of their employment and for a period of two years thereafter. In addition, the agreements provide for the grant to such employees of options to purchase 10,000 shares of the Company's Common Stock on each of the first three anniversary dates of the agreements, provided such persons continue to be employed by the Company, exercisable at a price equal to 50% of the mean between the highest and lowest price which the shares traded during the three months prior to the date of grant.


Certain Transactions

         The Company executed Reorganization Agreements with the holders of certain debentures of the Company on November 30, 1995 (the "1995 Reorganization Agreements"), including Pangaea Investment Consultants, Ltd., Morgan Devin Everett & Co. Ltd., International Trust Company of Bermuda Ltd. and Mansfield Soderberg & Co. Ltd. (the "Shareholder Group"), principal stockholders of the Company, pursuant to which such persons agreed to exchange the debentures held by them for shares of the Company's Common Stock In accordance with the terms of the agreements, through December 31, 1995, the Shareholder Group exchanged an aggregate of $656,250 principal amount of debentures for an aggregate of 299,586 shares of Common Stock. Morgan Devin Everett & Co. Ltd., International Trust Company of Bermuda Ltd. and Mansfield Soderberg & Co. Ltd. continued to hold at December 31, 1995 an aggregate of $393,750 principal amount of debentures which were to be exchanged in the aggregate for an additional 225,414 shares of Common Stock and two new classes of Common Stock Purchase Warrants. Pursuant to the 1995 Reorganization Agreements, the first series of warrants (the "Class A Warrants") were to be exercisable at $3.00 per share for a period of four (4) years and the second series of warrants (the "Class B Warrants") were to be exercisable at prices increasing in annual increments over the first three (3) years after issuance from $3.00 per share to $5.00 per share and were to expire five (5) years after issuance. On September 20, 1996, the Company and the Shareholder Group, as well as certain other debtholders, amended the terms of the 1995 Reorganization Agreements to provide for the exchange of the $393,750 of debentures three members of the Shareholder Group continued to hold for an aggregate of 225,414 shares of Common Stock and also so as to provide that in lieu of the issuance of the Class A warrants to the Shareholder Group, an aggregate of 52,500 shares of Common Stock would be issued to the Shareholder Group and the exercise price of the Class B warrants would be reduced to $2.00 per share throughout the five-year term of such warrants.

         In addition, pursuant to the 1995 Reorganization Agreements, two of the Company's current executive officers and a third person who is currently employed by the Company (herein such persons are collectively referred to as the "Employee Group") agreed to convert secured loans to the Company aggregating $297,131 into shares of the Company's Common Stock on the basis of one share of Common Stock for each $2 of indebtedness exchanged and sell their shares in accordance with the terms of the agreement. The Employee Group (listed below) exchanged the following amounts of indebtedness for the number of shares of Common Stock set forth:


                                   Amount of                    Number of Shares
Name                              Indebtedness                  of Common Stock
----                              ------------                  ----------------
Danny Ray Thornton                $127,342                      63,671

Allen Neel                        $  42,447                     21,223

Reese James                       $127,342                      63,671


         The 1995 Reorganization Agreements contained the agreement of the members of the Employee Group to sell the shares they received through Monetary Advancement International, Inc. ("MAII") at a price of $2 per share during the twelve months following the closing under the 1995 Reorganization Agreements. In addition, the Employee Group and the Company entered into a supplemental agreement pursuant to which, among other things, the Company guaranteed that MAII or another purchaser would purchase the shares issued to them at a price of $2 per share during the twelve months following the closing. It was further agreed in the supplemental agreement that if the shares were not purchased within such twelve month period, the Employee Group would suffer damages which were stipulated to be $.71942 per share with maximum liquidated damages of $100,000. The Company collateralized its guarantee with a pledge of all its accounts receivable with the Company's liability limited to the first $100,000 of receivables collected. Subsequently, the Employee Group delivered certificates and stock powers for an aggregate of 148,565 shares to MAII to be sold in accordance with the terms of the 1995 Reorganization Agreements and the supplemental agreement. The Employee Group received payment from MAII for an aggregate of 26,234 shares and an aggregate of 122,331 shares were transferred by MAII into its name (and subsequently transferred into a street name) without paying for such shares. MAII has refused to either return or pay for such shares.

         The Employee Group has advised the Company that but for the Company's guarantee and the understanding that MAII would purchase all their shares at $2 per share within twelve months of the closing of the 1995 Reorganization Agreements they would not have agreed to convert their secured indebtedness into shares of the Company's Common Stock and that therefore the Company should reimburse them for the entire amount of their loss or an aggregate of $244,662. The Company believes that the Employee Group has meritorious claims against MAII to recover either the shares not paid for or their value. Inasmuch as the Employee Group, or the Company on their behalf, intends to pursue those claims, the Company has accrued no liability to the Employee Group for any portion of the claim on its financial statements for the year ended December 31, 1996.

         In October 1994, the Company entered into an agreement with William L. Jenkins, President of the Company, to lease 6,500 square feet of office space in a building owned by him. The Company leased these premises from Mr.Jenkins through October 1996 when he sold the building to a non-affiliated person who continues to lease the space to the Company at the same rental. See "Item 2. Properties." Before its termination, the lease with Mr. Jenkins called for monthly rental payments of $1,900. During 1996, the Company paid rentals of $19,000 to Mr. Jenkins pursuant to the lease. See Notes 4 and 7 of Notes to Consolidated Financial Statements.

         In March 1995, the Company received a letter from the District Director of the Internal Revenue Service (the "IRS") in which he formally notified the Company that the IRS had preliminarily calculated deficiencies of $35,057 and $541,727 in federal taxes for the years ended December 31, 1989 and December 31, 1990, respectively. The adjustments proposed by the IRS included the valuation of bonus stock compensation to William L. Jenkins, President of the Company, as well as certain other items. The Company agreed to pay whatever personal tax liability was determined to be owing by Mr. Jenkins related to the bonus stock resulting from an unfavorable resolution of the IRS' proposed adjustment. In June 1996, the Company settled this matter with the IRS on terms which, among other things, resulted in an additional tax liability to Mr. Jenkins in the amount of $98,524 for taxes, penalties and interest related to the bonus stock. The Company reimbursed Mr. Jenkins for this sum on January 23, 1997 and has agreed to further reimburse Mr. Jenkins for the tax liability resulting from this payment and any further tax reimbursement payments made to Mr. Jenkins in future years.

         During the year ended December 31, 1996, the Company issued 12,000 shares of Common Stock, valued at $15,000 to Pangaea Investment Consultants, Ltd. in reimbursement of expenses.


         Pursuant to an Agreement for Purchase and Sale dated June 6, 1997 (the "Agreement") between the Company and St. James Capital Partners, L.P. ("St. James"), the Company agreed to issue and sell and St. James agreed to purchase the Company's promissory notes aggregating $5,000,000. Of such amount, $2,000,000 is represented by the Company's 9% Convertible Promissory Note due June 6, 2002, and $3,000,000 is represented by the Company's 10% Bridge Loan Note due September 4, 1997, subject to extension of the maturity date to October 4, 1997. The $2,000,000 note is convertible into shares of the Company's Common Stock at an initial conversion price of $2.75 per share, increasing one year after issuance to $3.25 per share and further increasing two years after issuance to $3.75 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect. Payment of principal and interest on both of the notes is collateralized by substantially all the assets of the Company. The Company is seeking to refinance the bridge note with the proceeds of a senior secured loan not yet obtained. St. James has agreed to subordinate the indebtedness owing to it to up to $4,000,000 of indebtedness of the Company to a senior lender out of which, if borrowed prior to its maturity date, the Bridge Note must be paid, and up to $2,000,000 of working capital financing. St. James was also issued warrants to purchase an aggregate of 666,000 shares of Common Stock at an initial exercise price of $2.75 per share, increasing one year after issuance to $3.25 per share and further increasing two years after issuance to $3.75 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect. The maturity of the Bridge Note can be extended to October 4, 1997 upon issuance of warrants containing the same terms to purchase an additional 20,000 shares of Common Stock. The shares issuable on conversion of the note and exercise of the warrants have demand and piggy-back registration rights under the Securities Act of 1933. The Company agreed that one person designated by St. James would be nominated for election to the Company's Board of Directors. Mr. Thompson, a nominee for election as a Director at the Meeting, has been designated by St. James as its nominee pursuant to the Agreement. The Agreement grants St. James certain preferential rights to provide future financing to the Company, subject to certain exceptions. The notes contain various affirmative and negative covenants, including a prohibition against the Company consolidating, merging or entering into a share exchange with another person, with certain exceptions, without the consent of St. James. Events of default under the notes include, among other events, a default under either St. James note; a breach of the Company's covenants, representations and warranties under the Agreement; subject to certain exceptions, any person or group of persons acquiring 40% or more of the voting power of the Company's outstanding shares who was not the owner thereof as of June 6, 1997; a merger of the Company with another person, its dissolution or liquidation or a sale of all or substantially all its assets; and certain events of bankruptcy. In the event of a default under either note, St. James could seek to foreclose against the collateral for the notes.

         Of the $5,000,000 proceeds from the sale of the notes, $2,000,000 was advanced concurrently with the acquisition by the Company of Production Well Services, Inc. on June 6, 1997 and $3,000,000 was advanced concurrently with the acquisition of Petro-Log, Incorporated on June 9, 1997. Both of such companies are engaged in the wireline and oil and gas service business with Production Well Services, Inc. serving the south Mississippi area and Petro-Log, Incorporated providing services in Wyoming, Montana and South Dakota. In addition to providing the funds to complete these acquisitions, the proceeds will be used to purchase and improve equipment, including the purchase of four additional wireline trucks, and for working capital.



2.       1997 OMNIBUS INCENTIVE PLAN

         On May 5, 1997, the Company's Board of Directors adopted, subject to stockholder approval, the 1997 Omnibus Incentive Plan (the "Omnibus Plan"). Stockholders are being asked to approve the Omnibus Plan at the Meeting. A general description of the Omnibus Plan is set forth below.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

         General Description. The Omnibus Plan provides for compensatory awards (each an "Award") representing or corresponding to up to 600,000 shares of Common Stock of the Company. Awards may be granted for no consideration and consist of stock options, stock awards, stock appreciation rights ("SARs"), dividend equivalents, other stock-based awards (such as phantom stock) and performance awards consisting of any combination of the foregoing. The Omnibus Plan is designed to provide an incentive to the officers and certain other key employees of the Company by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Company. Any Award issued under the Omnibus Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for Award under the Omnibus Plan.

         The Directors or a Compensation Committee of the Board of Directors administers the Omnibus Plan. The Directors or, if appointed, Compensation Committee has the full power and authority, subject to the provisions of the Omnibus Plan, to designate participants, grant Awards and determine the terms of all Awards. The Directors or, if appointed, Compensation Committee has the right to make adjustments with respect to Awards granted under the Omnibus Plan in order to prevent dilution of the rights of any holder. Members of the Compensation Committee, if appointed, are not eligible to receive Awards under the Omnibus Plan.

         Stock Awards. The Directors or, if appointed, Compensation Committee has the right to grant Awards of shares of Common Stock which are subject to such restrictions (including restrictions on transferability and limitations on the right to vote or receive dividends with respect to the restricted shares) and such terms regarding the lapse of restrictions as are deemed appropriate. Generally, upon termination of employment for any reason during the restriction period, restricted shares shall be forfeited to the Company.

         SARs. An Award may consist of SARs. Upon exercising a SAR, the holder will be paid by the Company an amount in cash equal to the difference between the fair market value of the shares of Common Stock on the date of exercise, and the fair market value of the shares of Common Stock on the date of the grant of the SAR, less applicable withholding of Federal and State taxes. In no event may
(i) an aggregate payment by the Company during any fiscal year upon the exercise of SARs exceed $250,000 without board approval, or (ii) a holder of a SAR, who is also an employee of the Company, exercise an SAR if the aggregate amount to be received as a result of his or her exercise of SARs in the preceding twelve month period exceeds such employee's current base salary.

         Options Issued Under Omnibus Plan. The terms of specific options will be determined by the Directors or, if appointed, Compensation Committee. Generally, options will be granted at an exercise price equal to the lower of
(i) 100% of fair market value of the shares of Common Stock on the date of grant or (ii) 85% of the fair market value of the shares of Common Stock on the date of exercise. Each option will be exercisable after the period or periods specified in the option agreement, which will generally not exceed 10 years from the date of grant. Options may be issued in tandem with SARs ("Tandem Options") as a performance award.

         Shares of Common Stock received upon exercise of options are not transferable for a period of six months following exercise (other than in the case of death). In the event the employment of an optionee is terminated during such period (other than in the case of death or disability), the Company shall have the right to repurchase shares during such six month period in exchange for the payment of an amount equal to the exercise price. Upon the exercise of an option, the option holder shall pay to the Company the exercise price plus the amount of the required Federal and State withholding taxes, if any. The unexercised portion of any option granted under the Omnibus Plan will generally be terminated (a) thirty (30) days after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the Omnibus Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (d)(i) 12 months after the date on which the optionee's employment is terminated by reason of the death of the employee, or (ii) three months after the date on which the optionee shall die if such death shall occur during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability.

         Performance Awards Consisting of Options and SARs Issued in Tandem Under Omnibus Plan. Upon exercise of a Tandem Option, the optionee will be entitled to a credit toward the exercise price equal to the value of the SARs issued in tandem with the option exercised, but not to exceed the amount of the Federal income tax deduction allowed to the Company in respect of such SAR and not in an amount which would reduce the amount of payment by the optionee below the par value of the shares being purchased. Upon exercise of a Tandem Option, the related SAR shall terminate, the value being limited to the credit which can be applied only toward the purchase price of shares of Common Stock. In all cases, full payment of the net purchase price of the shares must be made in cash or its equivalent at the time the Tandem Option is exercised, together with the amount of the required Federal and State withholding taxes, if any. When a SAR issued as part of a Tandem Option is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR was exercised, and that number of shares will thereafter be available for issuance as an Award under the Omnibus Plan.

         Other Performance Awards Issued Under the Omnibus Plan. The Omnibus Plan authorizes the Directors or, if appointed, Compensation Committee to grant, to the extent permitted under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and applicable law, other Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock of the Company. Furthermore, the amount or terms of an Award may be related to the performance of the Company or to such other criteria or measure of performance as the Directors or, if appointed, Compensation Committee may determine.


         As of May 5, 1997, subject to shareholder approval of the adoption of the Omnibus Plan, options to purchase an aggregate of 263,750 shares of Common Stock at an exercise price of $2.62 per share had been granted to fourteen employees under the Omnibus Plan. Included among such options are options to purchase 45,000 shares granted to each of Danny Ray Thornton and Allen Neel, both of whom are executive officers of the Company. The options granted to Messrs. Thornton and Neel are exercisable immediately as to 15,000 shares and as to an additional 10,000 shares on each April 1 thereafter commencing April 1, 1998.



3.       1997 NON-EMPLOYEE STOCK OPTION PLAN.

         On May 5, 1997, the Company's Board of Directors adopted, subject to stockholder approval, the 1997 Non-Employee Stock Option Plan (the "Non-Employee Plan"). Stockholders are being asked to approve the Non-Employee Plan at the Meeting. A general description of the Non-Employee Plan is set forth below.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

         General Description. The Non-Employee Plan provides a means by which non-employee directors of the Company and consultants to the Company can be given an opportunity to purchase stock in the Company, thus assisting the Company to retain the services of non-employee directors and consultants, to secure and retain the services of persons capable of serving in such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. The stock options granted under the Non-Employee Plan will not be eligible for the tax treatment accorded "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The Plan provides that a total of 100,000 shares of the Company's Common Stock may be issued pursuant to options granted under the Non-Employee Plan, subject to certain adjustments described below. If options granted under the Non-Employee Plan expire or otherwise terminate without being exercised in full, the stock not purchased pursuant to such options again becomes available for issuance pursuant to exercises of options granted under the Non-Employee Plan.

         Eligibility for Grant of Options. Options may be granted under the Non-Employee Plan only to non-employee directors of the Company and consultants to the Company.

         Grants. No options have been granted through May 5, 1997 under the Non-Employee Plan.

         Terms of Options. The exercise price for each option granted under the Non-Employee Plan will be not less than the fair market value of the Common Stock underlying the option on the date of grant. The purchase price of stock acquired pursuant to options granted under the Non-Employee Plan must be paid either: (i) in cash, (ii) by delivery to the Company of other Common Stock of the Company that has been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise or (iii) by a combination of such methods of payment.

         Each option granted under the Non-Employee Plan will become exercisable upon the date of grant, provided that as of each vesting date and during the exercise period the option holder remains a director, employee or consultant to the Company. The term of each option granted under the Non-Employee Plan is 10 years after the date of grant.

         Options granted under the Non-Employee Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person.

         Adjustment Provision. The Non-Employee Plan provides that, if there is any change in the stock subject to the Plan or subject to any option granted under the Non-Employee Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), then the Non-Employee Plan and options outstanding thereunder will be appropriately adjusted as to the class(es) and the maximum number of shares subject to the Non-Employee Plan, and the class(es), number of shares and price per share of stock subject to such outstanding options.

         Effects of Certain Corporate Events. The Non-Employee Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, any outstanding options under the Non-Employee Plan will terminate unless the Board of Directors determines in its sole discretion that: (i) another corporation will assume such options or substitute similar options therefor; or (ii) such options will continue in full force and effect.

         Administration. The Non-Employee Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Non-Employee Plan. The Board of Directors may delegate administration of the Non-Employee Plan to a committee composed of not fewer than three members of the Board. The Board may abolish any such committee at any time and re-vest in the Board the administration of the Non-Employee Plan.

         Duration, Amendment and Termination. The Board may suspend or terminate the Non-Employee Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Non-Employee Plan will terminate in April 2007.

         The Board may also amend the Non-Employee Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for issuance under the Non-Employee Plan; or (ii) modify the requirements as to eligibility for participation in the Non-Employee Plan, to the extent that such modification requires stockholder approval under Rule 16b-3; or (iii) modify the Non-Employee Plan in any other way to the extent that such modification requires stockholder approval under Rule 16b-3.

         Federal Income Tax Information. Options granted under the Plan are "non-statutory stock options" for federal income tax purposes. There are no tax consequences to the optionee or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

         As a result of the promulgation of regulations in 1991 under Section 16 of the Securities Exchange Act of 1934, as amended, and under Section 83 of the Code, shares acquired upon the exercise of a non-statutory stock option by an optionee subject to Section 16(b) will be deemed to be subject to a risk of forfeiture only if the option is exercised within six months of the date of grant of the option. Generally, if shares are subject to a substantial risk of forfeiture, the date on which ordinary income is measured and recognized is delayed until the risk of forfeiture lapses, unless, within 30 days of exercise, the optionee elects otherwise. Because options granted under the Plan generally can be exercised earlier than six months after the date of grant, shares acquired under the Plan could be treated as being subject to a risk of forfeiture. Although it is unclear, it appears that the Internal Revenue Service takes the position that shares acquired more than six months after the option is granted are not treated as subject to a risk of forfeiture even if the shares cannot be sold immediately, due to a prior "purchase" under Section 16(b).

         The foregoing discussion is not intended to be a complete description of the federal income tax aspects of options granted under the Plan. In addition, the administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

4. PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

         The Board of Directors of the Company has recommended an amendment to the Certificate of Incorporation of the Company to decrease the number of authorized shares of Common Stock, $.0005 par value, from 50,000,000 shares to 12,500,000 shares. The proposed form of the Certificate of Amendment respecting the amendment to the Certificate of Incorporation to reduce the number of shares of Common Stock authorized is attached hereto as Exhibit A.

         MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

         The amendment has received the unanimous approval of the Company's Board of Directors and shall be adopted by shareholders upon receiving the affirmative vote of a majority of the outstanding stock entitled to vote thereon at the Meeting.

         The Company is currently authorized to issue 50,000,000 shares of common stock, of which 2,185,216 shares were outstanding at the close of business on May 28, 1997 and an additional approximately 303,750 shares are currently reserved for issuance on exercise of outstanding warrants, options, convertible securities and other contractual rights, an aggregate of 700,000 shares are reserved for issuance under the terms of the 1997 Omnibus Incentive Plan and the 1997 Omnibus Non-Employee Plan, and an aggregate of 1,393,272 shares are reserved for issuance to St. James on conversion of the note and exercise of the warrants held by St. James.

Reasons for the Proposed Decrease in Authorized Shares.

         The Board of Directors recommends a decrease in the number of authorized shares of the Company's Common Stock from 50,000,000 to 12,500,000. The Board of Directors believes that it is in the best interests of the Company and its stockholders to decrease the number of authorized shares of Common Stock available for issuance, in the discretion of the Board, so as to reduce the franchise tax payable to the State of Delaware with respect to the Company's authorized capitalization. For the year ended December 31, 1996, the Company paid a franchise tax of $24,400 to the State of Delaware. After amendment of the Company's Certificate of Incorporation to reduce the authorized shares such franchise tax will be reduced to approximately $15,300 for the year ended December 31, 1997 and approximately $6,200 for the year ended December 31, 1998.

         The reduction in the authorized shares of Common Stock will not reduce or otherwise affect the Company's presently outstanding shares or the shares reserved for issuance on exercise of outstanding warrants, options, convertible securities or other contracted rights.


         The Company does not at present have under consideration any plans or proposals to issue any additional shares of Common Stock, except for an aggregate of 700,000 shares reserved under the 1997 Omnibus Incentive Plan and the 1997 Omnibus Non-Employee Plan. Management of the Company believes that having 12,500,000 shares of Common Stock authorized should be adequate to meet the Company's needs to raise additional capital in the foreseeable future.

         Adoption of the Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.



5. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO AUTHORIZE ISSUANCE OF SHARES OF PREFERRED STOCK.

         The Board of Directors of the Company has unanimously recommended that the stockholders adopt an amendment to Article Fourth of the Company's Restated Certificate of Incorporation to authorize the Company to issue up to an aggregate of 2,500,000 shares of Preferred Stock, $.01 par value per share. At present, the Company's Restated Certificate of Incorporation does not authorize the issuance of any shares of Preferred Stock. Article Fourth as proposed to be amended by Proposal 5 is attached hereto as Exhibit B.

         MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.


         Under the amendment to the Restated Certificate of Incorporation, the Board of Directors of the Company will have the authority, by resolution adopted by the Board, to issue shares of Preferred Stock, in one or more series, without further approval of the stockholders, and to establish the rights and terms relating to dividends, conversion, voting, redemption liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such series of Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of the Company. The Company has no shares of Preferred Stock outstanding and has no present plans to issue any shares.

         The Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the Company since it will provide the Company with greater flexibility to issue Preferred Stock in connection with financings and for other corporate purposes, including issuances in connection with possible acquisitions. The Company routinely reviews corporate opportunities that would involve the possible issuance of Preferred Stock. The Board of Directors believes that the authorization of the Preferred Stock will improve the ability of the Company to take advantage of these opportunities as they may arise from time to time.

         If the Proposal is adopted by the Company's stockholders, it will become effective on the date that a certificate of amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, the Company's jurisdiction of incorporation. It is anticipated that such filing will occur on or about July 23, 1997.

         Adoption of the Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

                        PRINCIPAL AND OTHER STOCKHOLDERS


         Set forth below is information concerning the Common Stock ownership of all persons known by the Company to own beneficially 5% or more of the Company's Common Stock, and the Common Stock ownership of each Director of the Company, each nominee as a Director and all Directors and officers of the Company as a group, as of June 16, 1997.



                                       Number of Shares        Percentage of
      Name and Address (1)(2)               Owned          Outstanding Shares(3)
------------------------------------- -------------------- --------------------

William L. Jenkins                          210,000                    9.6%

John A. McNiff, Sr.                        98,940 (4)                  8.9%
Pangaea Investment Consultants, Ltd.
48 Par-la-ville Road - Suite 213
Hamilton, HM11, Bermuda

Michael Brod                                  -0-                      ---
180 East 88th Street - #8
New York, New York  10128

John L. Thompson                            -0- (8)                    ---
c/o St. James Capital Partners, L.P.
1980 Post Oak Boulevard - Suite 2030
Houston, Texas  77056

Pangaea Investment Consultants, Ltd.      198,940 (6)                  8.9%
48 Par-la-ville Road - Suite 213
Hamilton, HM11, Bermuda

Morgan Devin Everett & Co. Ltd.           179,250 (6)                  8.1%
c/o International Trust Company of
   Bermuda Ltd.
Bermuda Commercial Bank Building
44 Church Street
Hamilton, HM12, Bermuda

International Trust Company of            167,812 (6)                  8.4%
   Bermuda Ltd.
Bermuda Commercial Bank Building
44 Church Street
Hamilton, HM12, Bermuda

Mansfield Soderberg & Co., Ltd.           127,638 (6)                  7.5%
Bermuda Commercial Bank Building
44 Church Street
Hamilton, HM12, Bermuda

Danny Ray Thornton                            666                       *

Allen Neel                                    -0-                      -0-

                                        Number of Shares       Percentage of
         Name and Address (1)(2)             Owned         Outstanding Shares(3)
----------------------------------- -------------------- -----------------------

St. James Capital Partners, L.P.          1,393,272 (4)              38.9%
1980 Post Oak Boulevard - Suite 2030
Houston, Texas  77056

All Directors and Officers as a Group     409,609 (4)(5)             18.4%
   (5 persons including the above)


----------
* Less than 1%.

(1) This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

(2) Unless otherwise indicated, the address for each of the above is c/o Black Warrior Wireline Corp., 3748 Highway #45 North, Columbus, Mississippi 39701.

(3) The percentage of outstanding shares calculation is based upon 2,185,216 shares outstanding as of May 28, 1997, except as otherwise noted.

(4) Includes 159,565 shares of Common Stock and warrants to purchase 39,375 shares of common stock held by Pangaea Investment Consultants, Ltd. over which Mr. McNiff may be deemed to share investment control. Mr. McNiff disclaims beneficial ownership of such securities.

(5)  Mr. McNiff is the President of Pangaea Investment Consultants, Ltd.

(6)  Includes 39,375 shares issuable on exercise of warrants at $2.00 per share.

(7) Includes 727,272 shares issuable on conversion of a note in the principal amount of $2,000,000 and 666,000 shares issuable on exercise of common stock purchase warrants.

(8) Excludes the shares issuable on conversion of the note and exercise of the warrants held by St. James Capital Partners, L.P., as to which Mr. Thompson disclaims a beneficial ownership.

                              CERTIFYING ACCOUNTANT

         The Board of Directors has selected Coopers & Lybrand as the Company's independent auditors for 1997. The Company expects a representative of Coopers & Lybrand to be present at the Meeting and to be available to respond to appropriate questions or make a statement if they desire to do so.


          SUBMISSION OF STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

         Any proposals which Stockholders intend to present for a vote of Stockholders at the Company's 1998 Annual Meeting, and which such Stockholders desire to have included in the Company's Proxy Statement and Form of Proxy relating to that Meeting, must be sent to the Company's executive office and received by the Company not later than February 4, 1998.


                                     GENERAL

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone, and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

         The Company's Annual Report to Stockholders for the year ended December 31, 1996, including financial statements, is being mailed to Stockholders herewith.



                                            By Order of the Board of Directors

Dated:  June 30, 1997                       JOHN A. MCNIFF, SR., SECRETARY

                                                                     Exhibit "A"




RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

FOURTH. The total number of shares of Capital Stock which the Corporation shall have authority to issue is Twelve Million Five Hundred Thousand (12,500,000) shares, of a par value of $.0005 per share.

                                                                     Exhibit "B"


RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

FOURTH. The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares, of which Twelve Million Five Hundred Thousand (12,500,000) shares, of a par value of $.0005 per share, shall be designated "Common Stock," and Two Million Five Hundred Thousand (2,500,000) shares, of a par value of $.01 per share, shall be designated "Preferred Stock."

                                                         APPENDIX: FORM OF PROXY


                          BLACK WARRIOR WIRELINE CORP.
                             3748 Highway #45 North
                           Columbus, Mississippi 39701

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints William L. Jenkins and Danny Ray Thornton, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Black Warrior Wireline Corp. held of record by the undersigned on May 28, 1997 at the annual meeting of shareholders to be held on July 21, 1997 or any adjournment thereof.

         1.       Election of Directors

                  [ ] For all nominees listed below (except as marked to contrary below)

                  [ ] Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.


                               William L. Jenkins
                               John A. McNiff, Sr.
                                  Michael Brod
                                John L. Thompson



         2.       In Favor of  [ ]     Against  [ ]     Abstain  [ ]

                  A proposal to approve the  Company's  1997  Omnibus  Incentive
Plan.

         3.       In Favor of  [ ]     Against  [ ]     Abstain  [ ]

                  A proposal to approve the Company's 1997 Non-Employee Stock Option Plan.


                                  Apendix - I

         4.       In Favor of  [ ]     Against  [ ]     Abstain  [ ]

                  A proposal to amend the Company's Certificate of Incorporation to Reduce the Number of Authorized Shares of Common Stock.

         5.       In Favor of  [ ]     Against  [ ]     Abstain  [ ]

                  A proposal to amend the Company's Certificate of Incorporation to Authorize Issuance of Shares of Preferred Stock.

         6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                                     - II -

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.




Dated:  _______________, 1997             _____________________________________
                                          Signature
                                          Title (if required)




                                          _____________________________________
                                          Signature (if held jointly)



                                    - III -